Exhibit 99

News Release dated May 13, 2004,
containing financial results of
The Progressive Corporation
and Subsidiaries
for the month and year-to-date period
ended April 2004

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440) 395-2260
http://www.progressive.com

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO — May 13, 2004 — The Progressive Corporation today reported the following results for April 2004:

($ in millions, except per share amounts)	April	April
	2004	2003	Change
Net premiums written	$1,315.7	$1,191.0	10%
Net premiums earned	1,230.4	1,045.7	18%
Net income	157.1	105.4	49%
Per share	.71	.48	50%
Combined ratio	84.1	88.3	4.2 pts.

See the “Income Statement” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the wind down of the Company’s lender’s collateral protection program. See “Supplemental Information” for the month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
April 2004
(millions — except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]

Direct premiums written	$1,350.6

Net premiums written	$1,315.7

Revenues:
Net premiums earned	$1,230.4
Investment income	39.9
Net realized gains on securities	4.6
Service revenues	4.7
Other income	.2	Reflects additional interest collected on an income tax refund the Company previously received for tax years 1993-1998.

Total revenues	1,279.8

Expenses:
Losses and loss adjustment expenses	772.2
Policy acquisition costs	132.6
Other underwriting expenses	129.3	Includes an estimated accrual for several pending class action lawsuits.
Investment expenses	1.0
Service expenses	2.5
Interest expense	6.5

Total expenses	1,044.1

Income before income taxes	235.7
Provision for income taxes	78.6

Net income	$157.1

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	216.5

Per share	$.73

Diluted:
Average shares outstanding	216.5
Net effect of dilutive stock-based compensation	3.6

Total equivalent shares	220.1

Per share	$.71

1See the Monthly Commentary at the end of this release for additional discussion. Also see the Company’s 2003 Annual Report at progressive.com/annualreport for a complete description of its reporting and accounting policies.

The following table sets forth the total return for the month:

Fully taxable equivalent total return:
Fixed income securities	(1.7)%
Common stocks	(1.8)%
Total portfolio	(1.7)%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
April 2004
(millions — except per share amounts)
(unaudited)

	Year-to-Date		%
	2004	2003	Change
Direct premiums written	$4,708.9	$4,163.4	13

Net premiums written	$4,593.0	$4,070.3	13

Revenues:
Net premiums earned	$4,323.9	$3,644.0	19
Investment income	154.8	150.6	3
Net realized gains (losses) on securities	64.1	5.3	1109
Service revenues	17.3	12.6	37

Total revenues	4,560.1	3,812.5	20

Expenses:
Losses and loss adjustment expenses	2,734.3	2,457.0	11
Policy acquisition costs	466.6	403.6	16
Other underwriting expenses	405.5	316.1	28
Investment expenses	4.3	3.8	13
Service expenses	8.0	8.5	(6)
Interest expense	27.0	32.2	(16)

Total expenses	3,645.7	3,221.2	13

Income before income taxes	914.4	591.3	55
Provision for income taxes	297.3	194.4	53

Net income	$617.1	$396.9	55

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	216.4	217.8	(1)

Per share	$2.85	$1.82	56

Diluted:
Average shares outstanding	216.4	217.8	(1)
Net effect of dilutive stock-based compensation	3.6	3.5	3

Total equivalent shares	220.0	221.3	(1)

Per share	$2.81	$1.79	56

The following table sets forth the total return for the year-to-date period:

	2004	2003
Fully taxable equivalent total return:
Fixed income securities	.5%	2.3%
Common stocks	.0%	4.4%
Total portfolio	.5%	2.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2004
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total

Net Premiums Written	$783.9	$363.6	$1,147.5	$166.5	$1.7	$1,315.7
% Growth in NPW	9%	15%	11%	13%	(78)%	10%
Net Premiums Earned	$742.2	$345.7	$1,087.9	$139.5	$3.0	$1,230.4
% Growth in NPE	15%	22%	17%	27%	(57)%	18%

GAAP Ratios
Loss/LAE Ratio	63.1	62.0	62.8	62.5	67.4	62.8
Expense Ratio	21.3	21.9	21.5	19.4	47.7	21.3

Combined Ratio	84.4	83.9	84.3	81.9	115.1	84.1

Actuarial Adjustments[1]
Total Calendar Year Adjustment
Favorable (Unfavorable)	$2.1	$2.2	$4.3	$(.6)	$(.2)	$3.5

Reserve Decrease/(Increase)
Prior accident years						$8.4
Current accident year						(4.9)

Calendar year actuarial adjustment						$3.5

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$8.4
All other development						1.1

Total development						$9.5

Calendar year loss/LAE Ratio						62.8

Accident year loss/LAE Ratio						63.6

Statutory Ratios
Loss/LAE Ratio						62.8
Expense Ratio						20.4

Combined Ratio						83.2

1Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2004
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total

Net Premiums Written	$2,741.0	$1,301.5	$4,042.5	$542.7	$7.8	$4,593.0
% Growth in NPW	11%	17%	13%	17%	(70)%	13%
Net Premiums Earned	$2,613.6	$1,211.6	$3,825.2	$486.3	$12.4	$4,323.9
% Growth in NPE	16%	22%	18%	27%	(50)%	19%

GAAP Ratios
Loss/LAE Ratio	64.2	63.2	63.9	58.0	69.2	63.2
Expense Ratio	20.1	20.8	20.3	18.8	33.1	20.2

Combined Ratio	84.3	84.0	84.2	76.8	102.3	83.4

Actuarial Adjustments[1]
Total Calendar Year Adjustment
Favorable/(Unfavorable)	$9.2	$4.8	$14.0	$1.4	$(.4)	$15.0

Reserve Decrease/(Increase)
Prior accident years						$19.8
Current accident year						(4.8)

Calendar year actuarial adjustment						$15.0

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$19.8
All other development						(33.2)

Total development						$(13.4)

Calendar year loss/LAE Ratio						63.2

Accident year loss/LAE Ratio						62.9

Statutory Ratios
Loss/LAE Ratio						63.3
Expense Ratio						19.4

Combined Ratio						82.7

Statutory Surplus						$5,095.9

Policies in Force	April	April
(in thousands)	2004	2003	Change
Agency — Auto	4,162	3,694	13%
Direct — Auto	1,969	1,681	17%
Other Personal Lines[2]	2,132	1,774	20%

Total Personal Lines	8,263	7,149	16%

Commercial Auto Business	392	316	24%

1 Represents adjustments solely based on the Company’s corporate actuarial review.

2 Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions— except per share amounts)
(unaudited)

April
2004
CONDENSED GAAP BALANCE SHEET:[1]
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $9,074.0)	$9,144.1
Equity securities, at market:
Preferred stocks (cost: $820.6)	829.1
Common equities (cost: $1,598.1)	1,964.2
Short-term investments, at amortized cost (market: $2,168.3)	2,168.3

Total investments[2]	14,105.7
Net premiums receivable	2,311.6
Deferred acquisition costs	444.1
Other assets	1,227.9

Total assets	$18,089.3

Unearned premiums	$4,173.1
Loss and loss adjustment expense reserves	4,775.3
Other liabilities[2]	2,343.7
Debt	1,289.9
Shareholders’ equity	5,507.3

Total liabilities and shareholders’ equity	$18,089.3

Common Shares outstanding	217.4
Shares repurchased — April	.3
Average cost per share	$88.57
Book value per share	$25.33
Return on average shareholders’ equity	29.6%
Net unrealized pre-tax gains on investments	$444.7
Debt to total capital ratio	19.0%

1Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $243.1 million.

2Amounts include net unsettled security acquisitions of $1,054.1 million.

Monthly Commentary

•	April continued the trend the Company has been seeing with exceptional profitability and slowing written premium growth. Only one market in which the Company writes Personal Lines business was unprofitable for the month (primarily due to a catastrophe loss); for the year-to-date period, all Personal Lines markets were profitable.

•	Favorable reserve development decreased the combined ratio .8 points for April; year-to-date there was unfavorable development of .3 points.

•	Policies in force growth remained strong, supported by strong renewals. In Personal Lines, 13 markets have year-to-date net premiums written growth of 20% or greater; these markets represent 23% of the total Personal Lines premiums. Thirteen states (36% of total Personal Lines) grew less than 10%.

•	In general, the Company saw modest increases in retention measures for the month in most of the Agency and Direct auto tiers.

•	The expense ratio of 21.3 for the month was higher than both year-to-date 2004 and April 2003, largely driven by one-time items, but also reflecting increased media spending and employee medical benefits costs.

•	At April month-end, the net unrealized gains in the investment portfolio were $444.7 million, a decrease of $198.7 million from year-end 2003. The pretax recurring investment book yield of the portfolio was 3.8% for both the month and year-to-date. In the fixed-income portfolio, the duration was 2.9 years and the weighted average credit quality was AA.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies and insurance brokers. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.